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                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 10, 2000 with respect to the financial statements of EquiTrust Life Annuity Account II and February 14, 2000 with respect to the statutory-basis financial statements of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-61899) and related Prospectus of EquiTrust Life Annuity Account II dated May 1, 2000.



Des Moines, Iowa                                               Ernst & Young LLP
April 24, 2000